EXHIBIT 3(ii)

BY-LAWS

OF

RAND CAPITAL CORPORATION

ARTICLE I

SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders for the purpose of electing directors and of transacting such other business as may properly be brought before the meeting shall be held on the date selected by the Board of Directors in each calendar year.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Chairman of the Board, the President or a majority of the entire Board of Directors then in office. The only business that may be conducted at a special meeting, other than procedural matters and matters relating to the conduct of the special meeting, shall be the matter or matters described in the notice of such special meeting.

SECTION 3. NOTICE OF MEETINGS – WAIVER. Not less than ten (10) or more than fifty (50) days’ notice of any regular or special meeting of the shareholders shall be given by the Secretary either personally or by mail (written or electronic) to each shareholder entitled to vote. Waiver by a shareholder of notice of a shareholders’ meeting (i) in writing and signed by such shareholder or (ii) by electronic transmission, whether before or after the time of the meeting, shall be equivalent to giving of such notice. Attendance by a shareholder without objection to the notice, whether in person or by proxy, at a shareholders’ meeting, shall constitute a waiver of notice of the meeting.

SECTION 4. PLACE OF MEETING. Meetings of the shareholders of the Corporation shall be held at the principal place of business of the Corporation or at such other place within or without New York State, as shall be determined by the Chairman of the Board or of the Board of Directors.

SECTION 5. DETERMINATION OF SHAREHOLDERS OF RECORD FOR CERTAIN PURPOSES. In order to determine the holders of record of the Corporation’s stock who are entitled to notice of meetings, to vote at a meeting or adjournment thereof, to receive payment of any dividend, or to make a determination of the shareholders of record for any other purpose, the Board of Directors will fix a date as the record date for such determination of shareholders. Such date shall be no more than fifty (50) days prior to the date of action which requires such determination, nor, in the case of a shareholders’ meeting, shall it be less than ten (10) days in advance of such meeting. If no record date is fixed for such determination of the shareholders, the date on which notice of the meeting is mailed or on which the resolution of the Board of Directors declaring a dividend is adopted, as the case may be, shall be the record date for such determination of the shareholders. When a determination of shareholders entitled to vote at any meeting has been made as provided in this Section, such determination shall apply to any adjournment of such meeting.

SECTION 6. PROXIES. A shareholder may vote either in person or by proxy executed in writing by the shareholder, or his duly authorized attorney in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

SECTION 7. QUORUM. The presence in person or by proxy of holders of the majority of outstanding stock entitled to vote shall be necessary to constitute a quorum. In case a quorum shall not be present at any duly called meeting, the majority of those present may adjourn the meeting from time to time, not exceeding thirty (30) days at any one time, until a quorum shall be present and the business of the meeting accomplished, and of such adjourned meeting, no notice need be given.

SECTION 8. ADJOURNED MEETINGS. Any meeting of shareholders may be adjourned to a designated time and place, not to exceed thirty (30) days from the date of the meeting at which the adjournment is taken, by the presiding officer of the meeting or by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present, for any reason or no reason from time to time. No notice of such an adjournment need be given, other than by announcement at the meeting at which the adjournment is taken, and any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 9. NOTICE OF SHAREHOLDER NOMINEES. Subject to the rights of holders of any class or series of shares having a preference over the common shares as to dividends or upon liquidation, only persons who are nominated in accordance with the following procedures set forth in these By-Laws shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of notice provided for in this Section 9 and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 9.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an annual meeting of shareholders, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) with respect to a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which the Corporation’s notice of the date of the meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the public announcement of a postponement or adjournment of a meeting commence a new time period for the giving of a shareholder’s notice as described above.

To be in proper written form, a shareholder’s notice to the Secretary must set forth (i) the name and record address (as they appear on the books of the Corporation) of the shareholder who intends to make such nomination, and the name and address of any beneficial owner on whose behalf the proposal is made; (ii) the name, age, business and residence addresses and principal occupation of each person to be nominated and the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by each person to be nominated; (iii) as to the shareholder giving the notice, (A) the class, series and number of all shares of the Corporation that are owned of record or beneficially by such shareholder or any such beneficial owner; (B) the name of each nominee holder of shares owned beneficially but not of record by such shareholder and the class, series and number of shares of the Corporation held by each such nominee holder; (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such shareholder or any such beneficial owner or any of their respective affiliates or associates with respect to the shares of the Corporation; (D) whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such shareholder or any such beneficial owner or any of their respective affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, such shareholder or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such shareholder or any such beneficial owner or any of their respective affiliates or associates with respect to the shares of the Corporation; (E) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the Corporation; and (F) a representation that such shareholder will notify the Corporation in writing of the information required in clauses (A) through (E), in each case as in effect as of the record date for the meeting, promptly following the later of the record date or the date that notice of the record date is first publicly disclosed; (iv) a description of all arrangements and understandings between such shareholder or any such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder (together with information for any such other persons covering the matters set forth in clause (iii)); (v) such other information relating to all persons described in this paragraph that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission or other applicable law; (vi) whether such shareholder believes any proposed nominee is, or is not, an “interested person” of the Corporation, as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules promulgated thereunder; (vii) the written consent of each proposed nominee to be named as a nominee and to serve as a director of the Corporation if elected, together with an undertaking, signed by each proposed nominee, to furnish to the Corporation a completed, signed questionnaire and any other information the Corporation may request upon the advice of counsel for the purpose of determining such proposed nominee’s eligibility and suitability to serve as a director or required disclosure with respect to his serving as a director; (viii) a description of any business, monetary or other material relationship between the shareholder or any such beneficial owner, or any of their affiliates or associates, and the proposed nominee, or any of his affiliates or associates, during the past three years and of any voting commitments with respect to the Corporation to which the nominee is or will be subject, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the shareholder or any such beneficial owner, or any of their affiliates or associates were the “registrant” for purposes of such rule and the proposed nominee, or any of his affiliates or associates were a director or executive officer of such registrant; (ix) a nominee questionnaire, representation and agreement in the form provided by the Secretary upon request; and (x) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice. The Corporation may also require any proposed nominee to furnish such other information as it may reasonably require (i) to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including with respect to qualifications established by any committee of the Board of Directors; (ii) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation; and (iii) that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 9. If the presiding officer of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

SECTION 10. NOTICE OF SHAREHOLDER BUSINESS. No business (other than nominations for the election of directors, if made in compliance with the preceding Section 9) may be transacted at an annual meeting of shareholders, other than business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) a proper matter for shareholder action and otherwise properly brought before the annual meeting by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 10. This Section 10 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act or any other rule of the Securities and Exchange Commission from time to time in effect that sets forth the criteria for inclusion of a shareholder’s proposal in an issuer’s proxy materials.

In addition to any other applicable requirement, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of a postponement or adjournment of a meeting commence a new time period for the giving of a shareholder’s notice as described above.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and, if such business includes a proposal to amend either the Certificate of Incorporation or these By-Laws, the text of the proposed amendment; (ii) the name and record address (as they appear on the books of the Corporation) of the shareholder proposing such business and the name and address of any beneficial owner on whose behalf the proposal is made; (iii) (A) the class, series and number of all shares of the Corporation that are owned of record or beneficially by such shareholder or any such beneficial owner; (B) the name of each nominee holder of shares owned beneficially but not of record by such shareholder and the class, series and number of shares of the Corporation held by each such nominee holder; (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such shareholder or any such beneficial owner or any of their respective affiliates or associates with respect to the shares of the Corporation; (D) whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such shareholder or any such beneficial owner or any of their respective affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, such shareholder or any such beneficial owner or any of their respective affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such shareholder or any of their respective affiliates or associates with respect to the shares of the Corporation; (E) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the Corporation; and (F) a representation that such shareholder will notify the Corporation in writing of the information required in clauses (A) through (E), in each case as in effect as of the record date for the meeting, promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (iv) a description of all arrangements or understandings between such shareholder or any such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and of any material interest of such shareholder or any such beneficial owner or any other persons in such business (together with information for any such other persons covering the matters set forth in clause (iii)); (v) such other information relating to the proposal that is required to be disclosed in solicitations pursuant to the Exchange Act and the rules and regulations of the Securities and Exchange Commission or other applicable law; and (vi) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 10, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 10 shall be deemed to preclude discussion by any shareholder of any such business. If the presiding officer of a meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted

SECTION 11. MEETING PROCEDURES. At each meeting of shareholders, the order of business and all other matters of procedure shall be determined by the presiding officer for the meeting. The presiding officer shall have all the powers and authority vested in a presiding officer by law or practice without restriction, including, without limitation, the authority, in order to conduct an orderly meeting, to announce the date and time of the opening and closing of the polls, to impose reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder and to declare any business not properly brought before the meeting to be out of order and such business shall not be transacted. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate.

ARTICLE II

SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATED OR UNCERTIFICATED SHARES. The shares of the Corporation may be represented by certificates or they may be uncertificated shares. Unless otherwise provided by the articles of incorporation, the board of directors may provide by resolution that some or all of any or all classes and series of the Corporation’s shares shall be uncertificated shares, provided that any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

SECTION 2. CERTIFICATED SHARES—SIGNATURES. If shares of the Corporation are represented by certificates, the certificates shall be signed by the chairman or vice-chairman of the board or the president or a vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if : (1) the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee, or (2) the shares are listed on a registered national securities exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold his or her office before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she held the office at the date of issue.

SECTION 3. CERTIFICATED SHARES—REQUIRED STATEMENTS. Each certificate representing shares shall state upon its face: (1) the Corporation is formed under the laws of New York; (2) the name of the person or persons to whom the shares are issued; (3) the number and class of shares, and the designation of the series, if any, which the certificate represents.

SECTION 4. MORE THAN ONE CLASS OF SHARES. If the Corporation is authorized to issue more than one class of shares, then each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of each class authorized to be issued and, if the Corporation is authorized to issue preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the board to designate and fix the relative rights, preferences and limitations of other series.

SECTION 5. UNCERTIFICATED SHARES—REQUIRED NOTICES. Within a reasonable time after the issuance or transfer of uncertificated shares by the Corporation, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates under Section 3 and Section 4 of this Article. Except as otherwise expressly provided by law, the rights and obligations of holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

SECTION 6. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES. No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon timely production of such evidence of the loss, theft or destruction and upon such indemnification of the Corporation and its agent to such extent and in such manner as the Board of Directors may from time to time prescribe.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER. The number of directors constituting the entire board shall be such number, not less than three, as shall, from time to time, be designated by resolution of the Board of Directors subject to the limitations prescribed by law. No decrease in the number of directors shall shorten the term of any incumbent director.

SECTION 2. CHAIRMAN OF THE BOARD OF DIRECTORS AND CHAIRMAN OF THE EXECUTIVE COMMITTEE. The Board of Directors shall elect a Chairman who shall also serve as Chairman of the Executive Committee. The Chairman shall preside at all meetings of the Board of Directors and the Executive Committee.

SECTION 3. ELECTION. Members of the initial Board of Directors shall hold office until the first annual meeting of shareholders and until their successors shall have been elected and qualified. At the first annual meeting of shareholders, and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall be elected and qualified. Any vacancy occurring in the Board of Directors by reason of death, resignation, removal, or disqualification of a director or increase in the number of directors or for any other reason, may be filled by a majority of the directors remaining, and such director shall serve until the next annual meeting of shareholders or until his successor is elected and qualified. A director need not be a shareholder.

SECTION 4. ANNUAL MEETING. Immediately after the annual meeting of the shareholders at the place such meeting of the shareholders has been held, the Board of Directors shall meeting each year for the purpose of organization, election of officers, and consideration or any other business that may be properly brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary. If a quorum of the directors be not present on the day appointed for the annual meeting, the meeting shall be adjourned to some convenient day.

SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time as may from time to time be fixed by resolution of the Board, and no notice need be given of regular meetings.

SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman or five (5) members of the Board of Directors and shall be held upon notice by letter, telegram, cable or radiogram, delivered for transmission not later than during the third day immediately preceding the day for the meeting, or by word or mouth, telephone or radiophone received not later than one day before such meeting. Notice of any special meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting.

SECTION 7. QUORUM. A majority of the Board of Directors shall be necessary to constitute a quorum.

SECTION 8. COMPENSATION. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each meeting of the Board. Members of the Executive Committee and other committees may be allowed like compensation for attending the committee meetings.

SECTION 9. EXECUTIVE COMMITTEE. The Board of Directors may, by a vote of a majority of the Board, designate an Executive Committee, to consist of three (3) or more of the directors, one of whom shall be the Chairman of the Board and another of whom shall be the President, if he be a director. No member of the Executive Committee shall continue to be a member of it after he ceases to be a director of the Corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the Executive Committee, to fill vacancies on it, to remove any member of it, and to change its functions or terminate its existence. During the intervals between meetings of the Board of Directors, subject to such limitations as may be prescribed by resolution of the Board of Directors, the Executive Committee shall have and may exercise all the authority of the Board of Directors, including power to authorize the seal of the Corporation to be affixed to all papers that may require it, but shall not have the authority to amend the by-laws of the Corporation or to fill vacancies on the Board of Directors or in any committee or to fix the compensation of the directors for serving on the Board or on any other committee. All actions of the Executive Committee shall be reported at the meeting of the Board of Directors succeeding such action. A majority of the Executive Committee shall be necessary to constitute a quorum for the transaction of any of its business.

SECTION 10. OTHER COMMITTEES. The Board of Directors may in its discretion appoint other committees which shall have such powers and perform such duties as from time to time may be prescribed by the board. A majority of the members of any such committee may determine its action and fix the time and place of its meetings unless the board shall otherwise provide. The board shall have the power at any time to change the membership of any such committee, to fill vacancies, and to discharge any such committee.

SECTION 11. REMOVAL OF DIRECTORS. Any director may be removed with cause at any time by a vote of the shareholders holding the majority of the shares of the Corporation and at any meeting called for that purpose. Shareholders may not remove any director without cause.

SECTION 12. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board or any committee thereof may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee may be executed simultaneously or in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The resolution and the written consents shall be filed with the minutes of the proceedings of the board or committee.

SECTION 13. PRESENCE AT MEETING BY TELEPHONE. Members of the Board of Directors or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

SECTION 1. ELECTION. The Board of Directors shall elect a President, Vice President, Secretary, Treasurer and such other officers as may be required. Such officers shall serve at the pleasure of the Directors and shall receive compensation to be determined by the board.

SECTION 2. PRESIDENT. The President shall be the chief administrative and operating officers of the Corporation. He shall be responsible for the investment policies and decisions of the Corporation. He shall hire and supervise activities of and assign duties to all officers and employees of the Corporation, other than the Chairman of the Executive Committee and the Chairman of the Board. He shall report directly to the Board of Directors acting as a body and to the Executive Committee acting as a body.

SECTION 3. VICE PRESIDENT. Each Vice President shall have such powers and perform such duties as the Board of Directors or the Executive Committee may prescribe or as the President may delegate to him. At the request of the President, any Vice President may, in the case of the President’s absence or inability to act, temporarily act in his place. In the case of the death of the President, or in the case of his absence or inability to act without having designated a Vice President to act temporarily in his place, the Vice President or Vice Presidents to perform the duties of the President shall be designated by the Board of Directors or the Executive Committee.

SECTION 4. SECRETARY. The Secretary shall keep the records and minutes of the Corporation, have charge of the certificate book and in general shall perform all duties customarily performed by the Secretary of a corporation.

SECTION 5. TREASURER. The Treasurer shall be the financial officer; shall have charge and custody of and be responsible for, all funds and deposits of all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and, in general, shall perform all the duties incident to the office of the Treasurer and such other duties as may be assigned to him by the Board of Directors or by the President. The Treasurer shall render to the President and the Board of Directors whenever the same shall be required, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

ARTICLE V

SPECIAL CORPORATE ACTS

SECTION 1. EXECUTION OF NEGOTIABLE INSTRUMENTS. All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.

SECTION 2. EXECUTION OF DEEDS, CONTRACTS, ETC. Subject always to the specific directions of the Board of Directors, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the corporation shall be a party shall be executed in its name by the Chairman, President or one of the Vice Presidents and when requested the Secretary shall attest to such signatures and affix the corporate seal to the instruments.

SECTION 3. ENDORSEMENT OF STOCK CERTIFICATE. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any corporation and owned by the Corporation may, for sale or transfer, be endorsed in the name of the Corporation by the Chairman, President or one of the Vice Presidents and his signature shall be attested to by the Secretary who shall affix the corporate seal.

SECTION 4. VOTING OF SHARES OWNED BY THE CORPORATION. Subject always to the specific directions of the Board of Directors any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders’ meeting of the other corporation by the Chairman, President of the Corporation or by any Vice President. Whenever, in the judgment of the Chairman or in his absence, the President, it is desirable for the Corporation to execute a proxy to give a shareholders’ consent in respect of any share or shares of stock issued by any other corporation and owned or controlled by the Corporation, the proxy or consent shall be executed in the name of the Corporation by the Chairman or the President without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by the other corporation.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. RIGHT OF INDEMNIFICATION. Except to the extend expressly prohibited by law, the Corporation shall indemnify any person, made or threatened to be made, a party in any civil or criminal action or proceeding, including an action or proceeding by or in the right of the Corporation to procure a judgment in its favor or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or serves or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be required with respect to any settlement unless the Corporation shall have given its prior approval thereto. Such indemnification shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law. In addition to the foregoing, the Corporation is authorized to extend rights to indemnification and advancement of expenses to such persons by i) resolution of the shareholders; ii) resolution of the directors or iii) an agreement, to the extent not expressly prohibited by law.

SECTION 2. AVAILABILITY AND INTERPRETATION. To the extent permitted under applicable law, the rights of indemnification and to the advancement of expenses provided in this Article VI (a) shall be available with respect to events occurring prior to the adoption of this Article VI, (b) shall continue to exist after any rescission or restrictive amendment of this Article VI with respect to events occurring prior to such rescission or amendment, (c) shall be interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding or, at the sole discretion of the director or officer or, if applicable, the testator or intestate of such director or officer seeking such rights, on the basis of applicable law in effect at the time such rights are claimed and (d) shall be in the nature of contract rights that may be enforced in any court of competent jurisdiction as if the Corporation and the director or officer for whom such rights are sought were parties to a separate written agreement.

SECTION 3. OTHER RIGHTS. The rights of indemnification and to the advancement of expenses provided in this Article VI shall not be deemed exclusive of any other rights to which any director or officer of the Corporation or other person may now or hereafter be otherwise entitled whether contained in the certification of incorporation, these by-laws, a resolution of the shareholders, a resolution of the Board of Directors or an agreement providing for such indemnification, the creation of such other rights being hereby expressly authorized. Without limiting the generality of the foregoing, the rights of indemnification and to the advancement of expenses provided in this Article VI shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any director or officer of the Corporation or other person in any action or proceeding to have assessed or allowed in his or her favor, against the Corporation or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof.

SECTION 4. SEVERABILITY. If this Article VI or any part hereof shall be held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of this Article VI shall remain fully enforceable.

ARTICLE VII

SEAL

SECTION 1. The seal of the Corporation shall be in the form of a circle and shall bear the words “Corporate Seal, New York” and the name of the Corporation and the year of incorporation.

ARTICLE VIII

AMENDMENTS

These by-laws of the Corporation may be amended, added to or repealed at any meeting of the shareholders by the vote of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at the meeting, provided that notice of the proposed change shall have been given in the noted of the meeting. The by-laws may also be amended, added to or repealed at any meeting of the Board of Directors by the vote of a majority of the board, provided that notice of the proposed change shall have been given in the notice of meeting. However, any by-laws hereafter duly adopted at a meeting of the shareholders shall control the action of the Directors except as therein otherwise provided.

ARTICLE IX

INVESTMENT COMPANY ACT

SECTION 1. INVESTMENT COMPANY ACT CONTROLS. If and to the extent that any provision of the New York Business Corporation Law or any provision of the articles of incorporation of the Corporation or these By-Laws conflicts with any provision of the Investment Company Act, the applicable provision of the Investment Company Act shall prevail.

As amended

through 7/28/16

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